UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2008

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2008, the Board of Directors (the "Board") of National Fuel Gas Company (the "Company") adopted the National Fuel Gas Company Executive Annual Cash Incentive Program (the "Cash Incentive Program"). Participants in the Cash Incentive Program will be executive officers other than those who participate in the Company’s Annual At Risk Compensation Incentive Plan ("Executive Participants"), and other officers or key employees selected by the Company’s Chief Executive Officer.

The CEO will establish a target incentive opportunity (the "Target Incentive") for each participant with respect to the then-current fiscal year of the Company (the "Performance Period"). The Target Incentive will be a percentage of base salary. With respect to Executive Participants, the Target Incentives will be subject to approval by the Board’s Compensation Committee.

The CEO will establish performance objectives (the "Performance Conditions") that a participant must achieve to receive payment of his or her Target Incentive (or a specified multiple of the Target Incentive). At least seventy-five percent (75%) of a participant’s Target Incentive will be dependent on objective Performance Conditions. The Compensation Committee will approve the Performance Conditions and levels of performance for each Executive Participant. The Performance Conditions may be based on the performance of the Company or one or more of its subsidiaries, or upon individual performance criteria established for the participant or a class of participants. For example, Performance Conditions may include consolidated earnings per share of the Company, earnings per share of the Company’s regulated subsidiaries as a group, and earnings per share of a specific subsidiary. Performance Conditions may also include measures of individual performance designated by the CEO, including but not limited to contribution to overall corporate performance, leadership and specific individual accomplishments. The CEO may establish multiple Performance Conditions for any participant and may determine the relative weighting of each Performance Condition in the calculation of the amount payable under the Cash Incentive Program.

The CEO will establish, at a minimum, target and maximum levels of performance at which 100% and 200%, respectively, of the Target Incentive (or of the Target Incentive allocable to particular Performance Conditions (the "Allocable Portion")) will be payable. The CEO will have the discretion to reduce the amount payable to any Participant based on such factors as the CEO may determine. The CEO may also establish one or more other levels of performance at which a percent of the Target Incentive (or any Allocable Portion) will be payable. For performance levels between two established performance levels, the percent of Target Incentive (or any Allocable Portion) payable will be determined by mathematical interpolation.

Payment of any compensation under the Cash Incentive Program is contingent upon achievement, in whole or in part, of the Performance Conditions. The amount payable to a participant with respect to his or her Target Incentive with respect to any Performance Conditions will be determined based upon assessment of the achievement of the Performance Conditions. To the extent that any Performance Condition is based on the individual performance of a participant that is not otherwise objectively determinable by application of a formula or other mathematical or statistical measure, the level of achievement of that Performance Condition will be determined based on the CEO’s subjective determination of the individual’s performance.

Payment in full of any amount payable to a participant requires service by the participant for the entire Performance Period. A participant will forfeit any right to receive payment if (i) his or her employment is terminated for cause, or (ii) his or her employment is terminated for any other reason and fewer than six months of the Performance Period have passed. If a participant’s employment is terminated for any reason other than cause and six or more months of the Performance Period have passed, the amount payable to the participant will be based upon the amount that would have been payable absent termination, pro-rated for the amount of time worked during the Performance Period.

In the event of a change of control of the Company, all Performance Periods then in progress will be deemed to have ended as of the end of the most recently completed fiscal quarter, or as of the date of the change of control if that date coincides with the end of a quarter. The amount payable with respect to each Target Incentive will be based on achievement of the Performance Conditions through the end of the truncated Performance Period, but annualizing the performance for the then current fiscal year. The amount payable will be pro-rated based upon the duration of the truncated Performance Period.

Item 8.01 Other Events.

On September 24, 2008, the Board set the number of directors of the Company at ten, to eliminate the vacancy caused by the death of director John F. Riordan in August 2008.

Also on September 24, 2008, the Board of the Company approved technical amendments to the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the "Executive Retirement Plan"), the Employment Continuation and Noncompetition Agreements among the Company, certain subsidiaries of the Company and officers of the Company ("ECNAs"), and the National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Plan (the "AARCIP"). The Board approved the amendments to the Executive Retirement Plan and ECNAs to comply with Section 409A of the Internal Revenue Code. The Board approved the amendments to the AARCIP to comply with Section 162(m) of the Internal Revenue Code. The amendments will not result in an increase in benefits for the covered executives or in a material increase in costs to the Company. The principal amendments are described briefly below.

Executive Retirement Plan

To satisfy the requirements of Section 409A, the Board amended the Executive Retirement Plan to clarify that a newly-designated participant in the plan may make an election as to the time and form of payment of any supplemental benefit that is based on services performed during or prior to the calendar year in which participation in the plan commences only in accordance with the otherwise applicable rules for changes in a participant’s initial elections.

ECNAs

To assure compliance with the requirements of Section 409A, the Board provided that the severance benefits payable due to a termination occurring in the context of a "potential change in control" would only be payable if a change in control arising under the ECNA is also a change in control event under the Section 409A regulations. The Board also amended the ECNAs to delay payment of any severance benefits otherwise due in any circumstance where, because of continuing services (for example, as a consultant), the executive’s termination of employment is not a "separation from service" within the meaning of Section 409A. Finally, the Board revised the ECNAs to remove the executive’s discretion to determine which payments and benefit amounts would be reduced in the event that reductions were necessary to avoid the imposition of the excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

AARCIP

The Board amended the AARCIP to clarify that in respect of any performance period commencing after December 31, 2008 any payment of an award following a participant’s disability, retirement or termination for an approved reason will be subject to and based upon the extent to which the prescribed performance goals for the performance period have been attained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

September 29, 2008	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary